                                                                      EXHIBIT 11


                           STATER BROS. HOLDINGS INC.

                    Calculation of Earnings Per Common Share
          (In thousands, except number of shares and per share amounts)

                                                             Fiscal Years Ended
                                                     ----------------------------------
                                                       1997         1998          1999
                                                     -------      -------      --------
Net income before extraordinary (loss)               $13,467      $ 2,531      $  8,279

Extraordinary (loss) from early extinguishment
   of debt ($28,544 less tax effect of $11,233)           --           --       (17,311)
                                                     -------      -------      --------

Net income (loss)                                     13,467        2,531        (9,032)

Less preferred dividends                               6,166           --            --
                                                     -------      -------      --------

Net income (loss) available
   to common shareholders                            $ 7,301      $ 2,531      $ (9,032)
                                                     =======      =======      ========

Earnings (loss) per common share:
   Before extraordinary (loss)                       $146.02      $ 50.62      $ 165.58
   Extraordinary (loss)                                   --           --       (346.22)
                                                     -------      -------      --------
Earnings (loss) per common share:                    $146.02      $ 50.62      $(180.64)
                                                     =======      =======      ========

Average common shares outstanding                     50,000       50,000        50,000
                                                     =======      =======      ========

Common shares outstanding
   at end of fiscal year                              50,000       50,000        50,000
                                                     =======      =======      ========